                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               BIOMATRIX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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

                                 BIOMATRIX, INC.
                               65 RAILROAD AVENUE
                             RIDGEFIELD, N.J. 07657
                                 (201) 945-9550

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 29, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of Biomatrix, Inc. will be held at the Corporate Headquarters of the Company, 65 Railroad Avenue, Ridgefield, N.J. 07657, on Friday, May 29, 1998 at 10:00 A.M., local time, for the following purposes:

         (1)  To elect two (2) directors, each to hold three-year terms.


         (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Wednesday, April 1, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

     All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,


/s/ ENDRE A. BALAZS

Endre A. Balazs, M.D.
Chief Executive Officer and
Chief Scientific Officer

Ridgefield, New Jersey
April 20, 1998

            The Company's 1997 Annual Report and Annual Report on Form 10-K accompany the Proxy Statement.

                                 BIOMATRIX, INC.
                               65 RAILROAD AVENUE
                             RIDGEFIELD, N.J. 07657

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Biomatrix, Inc. (the "Company") for use at the Annual Meeting of the Shareholders of the Company (the "Meeting") to be held at the Corporate Headquarters of the Company, 65 Railroad Avenue, Ridgefield, N.J. 07657, at 10:00 A.M., local time, on Friday, May 29, 1998 and at any adjournment thereof, for the purposes set forth in the foregoing notice (the "Notice").

      The close of business on Wednesday, April 1, 1998 has been established as the record date for determining the shareholders entitled to the Notice of and to vote at the Meeting and at any adjournment thereof. As of the record date, there were issued and outstanding and entitled to vote 11,037,338 shares of common stock of the Company, par value $.0001 per share (the "Common Stock"). Holders of shares of the Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournment thereof. The presence in person or by proxy of holders of a majority of the shares of the Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business. The mailing of this Proxy Statement to the shareholders of the Company was commenced on or about April 20, 1998.

      Proxies in the form enclosed are solicited by the Board of the Company. All proxies will be voted in accordance with the instructions contained therein. If no choice is specified, the proxies will be voted in favor of such proposals and at the discretion of the named proxies with respect to any other proposals which may properly come before the Meeting. Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation of a written proxy by request in person at the Meeting; if not so revoked, the shares represented by such proxy will be voted.

      If, in a proxy submitted on behalf of a Shareholder by a person acting solely in a representative capacity, the proxy is marked clearly to indicate that the shares represented thereby are not being voted with respect to one or more proposals, then such proxies will be counted as present for establishing a quorum at the meeting but such "non-votes" will have no effect on the voting with respect to such proposal

      The Board does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

            STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth, as of April 1, 1998, the ownership of the Company's Common Stock held by: (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each director, each nominee for election as a director and each named executive officer of the Company; and (iii) all of the Company's executive officers and directors as a group. As of such date, the Company had 11,037,338 shares of Common Stock outstanding. The number of shares and the percentage beneficially owned by the persons named in the table and by all executive officers and directors as a group is presented in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and includes, in addition to shares issued and outstanding, unissued shares which are subject to issuance upon exercise of options within 60 days of April 1, 1998.

                                                                                  BENEFICIAL OWNERSHIP
                                                                                  --------------------
                                                                             NUMBER OF
                                                                             SHARES(1)               PERCENT
                                                                             ---------               -------
      Endre A. Balazs, M.D.............................................      2,196,519 (2)              19.9
      Janet L. Denlinger, Ph.D.........................................      1,157,835 (3)              10.5
      H. Stuart Campbell...............................................         67,914 (4)                 *
      Rory B. Riggs....................................................        661,000 (5)               6.0
      Kurt Mark........................................................         12,000 (6)                 *
      Justin P. Morreale...............................................         36,000 (7)                 *
      Julius A. Vida, Ph.D.............................................          8,000 (8)                 *
      Donald Woodhouse.................................................         24,750 (9)                 *
      Wesley Domareki..................................................          5,500 (10)                *

      All executive officers and directors as a group (12 persons).....      4,236,018 (11)             38.4

--------------

  * Less than 1%

(1) Unless otherwise indicated in these footnotes, each Shareholder has sole voting and investment power with respect to the shares beneficially owned.

(2) Excludes 1,150,835 shares of Common Stock and 7,000 shares of Common Stock subject to exercisable options held by Dr. Denlinger, as to which shares Dr. Balazs disclaims beneficial ownership. The address of such person is 65 Railroad Avenue, Ridgefield, N.J. 07657.

(3) Excludes 2,196,519 shares held by Dr. Balazs, as to which shares Dr. Denlinger disclaims beneficial ownership. Includes 7,000 shares of Common Stock subject to issuance upon exercise of options within 60 days of April 1, 1998. The address of such person is 65 Railroad Avenue, Ridgefield, N.J. 07657.

(4) Includes 23,000 shares of Common Stock subject to issuance upon exercise of options within 60 days of April 1, 1998. Excludes 7,336 shares of Common Stock owned by Mr. Campbell's wife, as to which shares Mr. Campbell disclaims beneficial ownership.

(5)   The address of such person is 65 Railroad Avenue, Ridgefield, NJ 07657.

(6) Includes 8,000 shares of Common Stock subject to issuance upon exercise of options within 60 days of April 1, 1998.

(7) Excludes 1,000 shares of Common Stock owned by Mr. Morreale's wife, as to which shares Mr. Morreale disclaims beneficial ownership.

(8) Represents shares of Common Stock subject to issuance upon exercise of options within 60 days of April 1, 1998. Excludes 891 shares of Common Stock owned by Dr. Vida's wife and children as to which shares Dr. Vida disclaims beneficial ownership.

(9) Includes 5,750 shares of Common Stock subject to issuance upon exercise of options within 60 days of April 1, 1998. Excludes 300 shares of Common Stock owned by Mr. Woodhouse's daughter as to which shares Mr. Woodhouse disclaims beneficial ownership.

(10) Represents shares of Common Stock subject to issuance upon exercise of options within 60 days of April 1, 1998.

(11) Includes 93,750 shares of Common Stock subject to issuance upon exercise of options within 60 days of April 1, 1998.

                              ELECTION OF DIRECTORS

      Two directors will be elected to a three-year term at the Meeting. Pursuant to the Company's Charter, the Board is divided into three classes of directors, as nearly equal in number as possible, with each director serving a three-year term. Each year only one class of directors is elected by the Shareholders. The members of Class 1 are Endre A. Balazs, M.D. and Kurt Mark; of Class 2 are Janet L. Denlinger, Ph.D. and Julius A. Vida, Ph.D.; and of Class 3 are H. Stuart Campbell, Rory B. Riggs and Justin P. Morreale, Esq., who will serve until the annual Shareholders' meetings of the Company to be held in 1998, 1999 and 2000, respectively.

      Endre A. Balazs, M.D. and Kurt Mark are the nominees for election to the Board at the Meeting. Dr. Balazs and Mr. Mark, if elected, will hold office until the annual meeting in 2001 and until their successors are duly elected and qualified. The affirmative vote of a plurality of the shares of the Common Stock present or represented at the Meeting and entitled to vote is required for the election of the Class 1 Directors. Unless otherwise instructed, the persons named in the accompanying proxy will vote "FOR" the election of Endre A. Balazs, M.D. and Kurt Mark as Class 1 Directors.

      The following table sets forth the name of each director and nominee for director and the positions and offices held by them, their age and the year in which they became a director of the Company.

         NAME AND PRINCIPAL OCCUPATION                                               AGE        DIRECTOR SINCE
         -----------------------------                                               ---        --------------
      Endre A. Balazs, M.D. (1)....................................................   78            1981
         Chief Executive Officer and Chief Scientific Officer of the Company
      H. Stuart Campbell...........................................................   68            1983
         Vice President of Highland Packaging Labs, Inc.
      Janet L. Denlinger, Ph.D. ...................................................   52            1981
         Executive Vice President of the Company
      Kurt Mark (1)................................................................   68            1987
         Partner of Law Firm Vinge
      Justin P. Morreale, Esq. ....................................................   56            1997
          Partner, Bingham Dana LLP
      Rory B. Riggs................................................................   44            1990
         President of the Company
      Julius A. Vida, Ph.D. .......................................................   68            1993
         President of Vida International Pharmaceutical Consultants

      ----------------

         (1) A nominee for election to the Board of Directors.

BACKGROUND OF DIRECTORS AND NOMINEES FOR DIRECTOR

      Endre A. Balazs, M.D., a co-founder of Biomatrix, Inc., became Chief Executive Officer and Chief Scientific Officer of the Company in February 1987, having served as President from inception of the Company until that time. He also served as a Director of the Company since its inception. He is the Malcolm
P. Aldrich Research Professor Emeritus at the College of Physicians and Surgeons, Columbia University. Prior to joining Columbia in 1975, he taught at Harvard Medical School for 25 years, during which time he was also co-founder, research director and President of the Retina Foundation and the Boston Biomedical Research Institute. From 1968 to 1978, Dr. Balazs was President and owner of Biotrics, Inc., which developed and manufactured the first hyaluronan therapeutic products used in medicine. He is the author of more than 300 scientific articles and patents. Dr. Balazs received an M.D. from the University of Budapest, Hungary. He is married to Dr. Denlinger.

      H. Stuart Campbell has been Chairman of the Board of the Company since 1983. For 22 years prior to his association with the Company he held various marketing and executive positions at Johnson & Johnson, having retired in 1982 as Company Group Chairman of the Ethicon business of that corporation. Currently, Mr. Campbell is the owner of Highland Packaging Labs, Inc. and also a director of Atrix Laboratories, Inc. and Mesa

Laboratories, Inc. He is a graduate of Cornell University and the Advanced Management Program of the Harvard University Graduate School of Business Administration.

      Janet L. Denlinger, Ph.D., a co-founder of the Company, has been an Executive Vice President of the Company since 1989 and a Vice President and Director of the Company since its inception. She was a research associate of Dr. Balazs for 20 years at the Boston Biomedical Research Institute and then at the Department of Ophthalmology, College of Physicians and Surgeons, Columbia University. She is the author of numerous publications in physiology, biochemistry, biological activity and metabolism of hyaluronan. Dr. Denlinger received a Ph.D. in biochemistry from the University of Lille, France. She is married to Dr. Balazs.

      Kurt Mark has been a Director of the Company since June 1987 and has served as an advisor to the Company since 1985. He served on the Board of Directors of Pharmacia AB from 1974 to 1984, and was Chairman from 1978 to 1984. Mr. Mark is a senior partner of the law firm Vinge, with principal offices in Goteborg, Sweden and Paris, France. Mr. Mark is Chairman of the Boards of Elof Hansson AB and Elof Hansson, Inc. (New York), the Lundberg Research Foundation and the Elof Hansson Foundation. He received a law degree from the University of Uppsala, Sweden.

      Justin P. Morreale, Esq., has been a Director of the Company since May 1997. Mr. Morreale has been a partner of Bingham, Dana LLP, a law firm based in Boston, Massachusetts, since 1975. Mr. Morreale has acted as counsel to the Company since its formation and has served as Secretary of the Company since that time. Mr. Morreale is a graduate of Syracuse University and Harvard Law School.

      Rory B. Riggs was elected President of the Company on April 1, 1996 and served as the acting Chief Financial Officer from September 1996 to January 1998. He has been a Director of the Company since October 1990. From 1991 to 1997, he was affiliated with ITIM Corp., formerly an investment advisory and venture capital firm specializing in pharmaceutical and biotechnology investments. From 1991 to 1994, he was acting President and Chief Executive Officer of RF&P Corporation, a company wholly owned by the Virginia Retirement System. Until 1990, Mr. Riggs was a Managing Director in the Mergers and Acquisitions Department at PaineWebber Incorporated, where he was employed for more than nine years. He is a graduate of Middlebury College and Columbia University's Graduate School of Business. Mr. Riggs is a member of the Board of Directors of Spartan, Inc. and FibroGen, Inc..

      Julius A. Vida, Ph.D., has been a Director since April 1993. He is President of Vida International Pharmaceutical Consultants and is a consultant to several pharmaceutical and biotechnology companies. He was formerly the Vice President, Business Development, Licensing and Planning for Bristol-Myers Squibb Co. His background includes establishment of international businesses in new pharmaceutical therapeutic areas, modernizing portfolios by in-licensing innovative new products and developing contacts with the private sector as well as academia and international government agencies. Dr. Vida received his Ph.D. from Carnegie Mellon University, his M.B.A. from Columbia University in New York and was a post-doctoral research fellow at Harvard University. He has held R & D positions at Merck and Kendall/Colgate Company, and is the holder of over 30 U.S. patents, author of 35 scientific publications and 20 books or chapters. Dr. Vida is a member of the Board of Directors of Medarex, Inc., Codon, Inc., DIAD, Inc., FibroGen, Inc. and SuperGen, Inc.

COMPENSATION OF DIRECTORS

      Each Director who is not an employee of the Company is entitled to receive a Director's fee of $300 per meeting. All Directors are reimbursed for expenses incurred in attending meetings of the Board.

      In accordance with the Company's Non-Employee Director Stock Option Plan (the "Director Plan"), non-employee directors are entitled to receive stock options to purchase 6,000 shares of Common Stock, at fair market value, upon election or re-election to the Board. Non-employee directors are able to forgo such option grants in favor of purchasing an equal number of shares of restricted stock under the Company's Restricted Stock Plan, at a price equal to the fair market value.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

      During the fiscal year ended December 31, 1997, the Board held four meetings. Each Director attended at least 75% of the aggregate of the total number of such meetings of the Board and the total number of meetings held by all committees on which the individual Director served while a member of the Board.

      During 1997, the members of the Audit Committee were Messrs. Campbell and Morreale and Dr. Vida. Responsibilities of this committee include engagement of independent auditors, review of audit fees, supervision of matters relating to audit functions, review and setting of internal policies and procedures regarding audits, accounting and other financial controls, and reviewing related party transactions. During 1997, the Audit Committee met one time.

      During 1997, the members of the Compensation Committee were Messrs. Campbell, Mark and Morreale and Dr. Vida. Responsibilities of this committee include approval of remuneration arrangements for the officers of the Company, review and approval of compensation plans and other benefits relating to the officers and Directors, and general review of the Company's employee compensation policies. During 1997, the Compensation Committee met one time.

      The Board does not have a standing nominating committee.

EXECUTIVE COMPENSATION

      Summary Compensation Table. The following table sets forth certain compensation information for each of the Company's last three fiscal years with respect to (i) the Company's Chief Executive Officer and (ii) each of the Company's four other most highly compensated executive officers based on salary and bonus earned during fiscal 1997. The Company maintains a 401(k) retirement savings plan for all of its employees, including its executive officers.

                                                                              Long Term
                                                Annual Compensation          Compensation
                                                -------------------          ------------
                                                                          Securities Underlying     All Other
Name and Principal Position       Year        Salary($)    Bonus ($) (1)     Options (#)        Compensation ($)(2)
---------------------------       ----        ---------    -------------     -----------        -------------------
Endre A. Balazs, M.D.,            1997          194,775                -               -                  250
    CEO and CSO                   1996          183,750                -               -                  250
                                  1995          175,000                -               -                  250

Rory B. Riggs,                    1997          148,400           29,680          10,000 (4)                -
   President                      1996          100,692 (3)       14,000               -                    -

Janet L. Denlinger, Ph.D.,        1997          156,170           31,234          10,000 (4)              250
    Executive Vice President      1996          147,330           14,733           5,000                  250
                                  1995          140,315           14,032               -                  250

Donald Woodhouse,                 1997          140,418           14,042          15,000                  250
    Vice President, Manufacturing 1996          132,470           13,247           5,000                  250
                                  1995          126,162           12,616               -                  250

Wesley Domareki,                  1997          137,813           13,781           4,000                  250
    President - ORLO Division     1996          131,250           10,500           5,000                  250
                                  1995          125,000           12,500               -                  250

-----------------

(1) Represents bonus earned during the fiscal year. In some instances all or a portion of the bonus was paid during the next fiscal year.

(2) Amounts presented represent the Company's matching contributions under the Company's 401(k) Plan.

(3)   Mr. Riggs became President of the Company on April 2, 1996.

(4)   Such option grants were cancelled on March 31, 1998.

      Option Grants and Exercises in Fiscal Year 1997. The following tables summarize option grants and exercises during fiscal 1997 to or by the executive officers named in the Summary Compensation Table. In accordance with Securities and Exchange Commission rules, also shown are the hypothetical gains or "option spreads", on a pre-tax basis, that would exist for the respective options. These gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.

                        OPTION GRANTS IN FISCAL YEAR 1997

                                                                                                 POTENTIAL
                                                                                                REALIZABLE
                                                  INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                       -----------------------------------------------------------------      ANNUAL RATES OF
                         SECURITIES         PERCENT OF                                          STOCK PRICE
                         UNDERLYING        TOTAL OPTIONS                                       APPRECIATION
                          OPTIONS           GRANTED TO         EXERCISE                       FOR OPTION TERM
                          GRANTED            EMPLOYEES          PRICE      EXPIRATION    --------------------------
        NAME              (#) (1)       IN FISCAL YEAR (%)      ($/SH)         DATE        5% ($)       10% ($)
        ----           --------------- ---------------------- ----------- -------------- ------------ -------------
Endre A. Balazs                -                -                  -               -              -           -
Rory B. Riggs             10,000 (2)           2.4               22.00         8/08/07      138,357     350,623
Janet L. Denlinger        10,000 (2)           2.4               24.20         8/08/07      116,357     328,623
Donald Woodhouse           5,000 (2)           1.3               11.25         4/10/07       35,375      89,648
                          10,000 (2)           2.4               22.00         8/08/07      138,357     350,623
Wesley Domareki            4,000 (2)           1.0               22.00         8/08/07       55,343     140,249


(1) All grants are under the Company's 1994 Stock Option Plan, as amended. Such Options are not transferable, other than by will or by the laws of descent and distribution.

(2) Options will become exercisable at a rate of 20% per year for the first three years and 40% in the fourth year.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                        AND FISCAL YEAR-END OPTION VALUES

                                                                SECURITIES             VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED           IN THE MONEY
                        SHARES                                  OPTIONS AT                  OPTIONS AT
                      ACQUIRED ON         VALUE             FISCAL YEAR-END(#)        FISCAL YEAR-END ($)(2)
NAME                 EXERCISE (#)   REALIZED($)(1)      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                 ------------   --------------      -------------------------    -------------------------
Endre A. Balazs                 -                -               - / -                     - / -
Rory B. Riggs                   -                -               - / 10,000                - /  80,000
Janet L. Denlinger              -                -           5,750 / 19,250          127,406 / 238,219
Donald Woodhouse            9,000          305,460          13,500 / 21,500          325,250 / 291,000
Wesley Domareki                 -                -           4,250 / 13,250           91,688 / 218,688

-------------

(1) Value is calculated based on the difference between the option price and the market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) Value is calculated based on the difference between the option exercise price and the market price of the Common Stock on December 31, 1997 ($30.00) multiplied by the number of shares to which the option relates.

EXECUTIVE EMPLOYMENT AGREEMENTS

         The Company entered into an employment agreement, as of December 30, 1988, with Dr. Balazs which, as amended, provides for compensation at an annual rate to be determined by the Compensation Committee. The Compensation Committee set Dr. Balazs' salary for 1997 at $194,775. Dr. Balazs declined salary increases in 1994 and 1995 and accepted 5% and 6% salary increases in 1996 and 1997, respectively. The agreement includes a covenant not to compete with the Company during his employment and for a period up to eighteen months thereafter. This agreement is terminable at any time by either party.

         The Company entered into an employment agreement with Mr. Riggs as of April 2, 1996, pursuant to which Mr. Riggs is to serve as President of the Company. This agreement is terminable by either party upon thirty days notice. Under the employment agreement, Mr. Riggs is to receive an annual base salary of at least $140,000 and is eligible to receive an annual performance bonus and salary increase upon the recommendation of the Company's Chief Executive Officer and at the discretion of the Compensation Committee. Additionally, in connection with Mr. Riggs' becoming President of the Company, Mr. Riggs purchased 200,000 shares of the Company's Common Stock on April 2, 1996. See "Certain Transactions."

CERTAIN TRANSACTIONS

         In connection with Mr. Riggs becoming President of the Company, he acquired 200,000 shares of the Company's Common Stock on April 2, 1996 at a price of $12.25 per share, such price representing the fair market value. Mr. Riggs paid for such shares by issuing the Company a four year promissory note in the amount of $2,450,000 which is payable over a four year period with an annual interest rate of 6%. At December 31, 1997 Mr. Riggs' indebtedness under the note was $2,707,250. The Company has an option to repurchase these shares at the original purchase price, in decreasing amounts (on a monthly basis). At the first, second and third anniversary, the total shares subject to repurchase are 80%, 60% and 40% of the total. Additionally, in 1996 the Company accelerated the vesting of 23,333 shares of non-qualified stock options previously granted to Mr. Riggs.

         On May 29, 1997, pursuant to the Company's Restricted Stock Purchase Plan, the Company sold 6,000 shares of the Company's Common Stock to each of Dr. Janet L. Denlinger, Mr. Rory B. Riggs and Justin P. Morreale, Esq. at a purchase price of $15.875 per share, such price representing the fair market value. Dr. Denlinger, Mr. Riggs and Mr. Morreale each purchased the shares described above with a full recourse, ten-year, secured promissory note which incurs simple interest at an annual rate of 7.18%. Such shares are pledged as collateral for the notes. The shares sold to Dr. Denlinger and Mr. Riggs are subject to repurchase by the Company according to agreements between the Company and each of Dr. Denlinger and Mr. Riggs, as applicable.

         Also on May 29, 1997, the Board of Directors approved Dr. Denlinger and Mr. Riggs each foregoing a previous option grant of 5,000 shares at a price of $11.25 per share in exchange for the purchase of 5,000 shares under the Company's Restricted Stock Purchase Plan. Dr. Denlinger and Mr. Riggs each purchased the shares with an interesting bearing, full recourse, ten-year, secured promissory note equal to the underlying option price per share. Both officers recognized a gain on this transaction based on the fair market value of $15.875 per share as of May 28, 1997. The Company recognized compensation expense of $46,250 in its consolidated financial statements. Such shares are pledged as collateral for the notes which bear simple interest at an annual rate of 7.18%. Such shares are subject to repurchase by the Company according to agreements between the Company and each of Dr. Denlinger and Mr. Riggs, as applicable.

         On June 30, 1997, the Board of Directors approved the sale of 35,000 shares of the Company's Common Stock under the Company's Restricted Stock Purchase Plan to each of Drs. Balazs and Denlinger and Mr. Riggs. Such shares were sold at a purchase price of $18.00 per share, such price representing the fair value. Drs. Balazs and Denlinger and Mr. Riggs purchased the shares with cash.

         On January 5, 1998 pursuant to the Company's Restricted Stock Purchase Plan, the Company sold 30,000 shares of Company's Common Stock to Maxine Seifert, Vice President, Finance and Chief Financial Officer, at a purchase price of $29.625 per share, such price representing the fair market value. Ms. Seifert purchased the shares described above with a full recourse, ten-year, secured promissory note which incurs simple interest at an annual rate of 6.13%. Such shares are pledged as collateral for the note. The shares sold to Ms. Seifert are subject to repurchase by the Company according to an agreement between the Company and Ms. Seifert.

         On March 31, 1998, pursuant to the Company's Restricted Stock Purchase Plan, the Company sold 10,000 shares of the Company's Common Stock to each of Dr. Janet L. Denlinger and Mr. Rory B. Riggs at a purchase price of $28.00 per share, such price representing the fair market value. Dr. Denlinger and Mr. Riggs each purchased the shares described above with a full recourse, ten-year, secured promissory note which incurs simple interest at an annual rate of 5.91%. Such shares are pledged as collateral for the notes. The shares sold to Dr. Denlinger and Mr. Riggs are subject to repurchase by the Company according to agreements between the Company and each of Dr. Denlinger and Mr. Riggs, as applicable.

         Also on March 31, 1998, the Company cancelled option grants previously issued to Dr. Janet L. Denlinger and Mr. Rory B. Riggs. The option grants were originally issued on August 8, 1997 and allowed Dr. Denlinger and Mr. Riggs the right to purchase 10,000 shares of the Company's Common Stock each at $24.20 and $22.00, respectively.

         Mr. Morreale is a partner of the law firm Bingham Dana LLP, which is general counsel to the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board (the "Committee") is pleased to present its report on 1997 executive compensation. This Committee report documents the components of the Company's executive officer compensation programs administered by the Committee and describes the basis on which compensation determinations were made by the Committee with respect to the officers of the Company. The Committee is responsible for the determination of base salary and bonuses for the officers of the Company, including the Chief Executive Officer.

Compensation Philosophy and Overall Objectives of Executive Compensation
Programs

         It is the philosophy of the Company to ensure that executive compensation be directly linked to continuous improvements in corporate performance. The following objectives have been adopted by the Committee as guidelines for compensation decisions:

         - Provide a competitive total compensation package that enables the Company to attract and retain key executives.

         - Provide variable compensation opportunities that are linked with executive officer performance toward objectives of the Company and that align executive officer remuneration with the interests of shareholders.

Compensation Program Components

         The Committee has reviewed the Company's compensation program to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the officer and the Company. The particular elements of the compensation program are further explained below. The Committee does not believe that the Company's most direct competitors for executive talent include all of the companies which comprise the peer group in the shareholder return graph. Therefore, the peer group used for compensation comparisons by the Committee consists of a smaller group of companies in the biomedical field in which the Company competes.

         Base Salary. Base salary levels for the officers are largely determined through comparisons with biomedical companies of similar size and complexity to the Company. Actual salaries are based on individual performance contributions within a salary range for each position that is established through job evaluation and market comparison. The Committee believes that overall base salary levels for the officers are competitive with biomedical companies of similar size and complexity to the Company. An average increase in base salary of 5.0% to 6.0% was granted by the Committee for salaries in fiscal 1997 for the officers based upon comparisons of annual salary adjustments with other biomedical companies.

         Bonuses. The Company's officers are eligible to receive bonuses at the discretion of the Committee based primarily on the attainment of certain enumerated goals and objectives and the officers' contributions to the Company. The objective of this plan is to deliver competitive levels of compensation for the attainment of strategic objectives that the Committee believes will be primary determinants of share price over time. The Committee believes that bonuses for the officers for 1997 were consistent with those of biomedical companies of similar size and complexity to the Company.

         Stock Option Program. The Committee believes that stock options have been and remain an excellent vehicle for the Company to compensate its employees. Because the option exercise price for the employee is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the Company's stock increases. Thus, employees with stock options are rewarded for their efforts to improve long-term stock market performance of the Company when that improved performance results in improved stock prices. In this way, the financial interests of management are directly aligned with those of the Company's shareholders. Also, share ownership gives employees a greater personal stake in the Company. In 1997, stock options were granted to the officers of the Company except for the Chief Executive Officer.

         Discussion of 1997 Compensation for the Chief Executive Officer. In considering the compensation for the Chief Executive Officer for fiscal year 1997, the Committee reviewed Dr. Balazs' existing compensation arrangements and both Company and individual performance. The employment agreement between the Company and Dr. Balazs was structured to provide him with a competitive base salary. The Committee determined that Dr. Balazs' base salary should be set at the desired competitive level relative to base salaries of other chief executives in the biomedical industry. Dr. Balazs' salary for 1997 was $194,775. Dr. Balazs declined salary increases in 1994 and 1995 and cash bonuses for the past seven years. As indicated in the discussion above, the Company's executive officer compensation programs are based on individual and corporate performance.

         Summary. After its review of all existing programs, the Committee continues to believe that the total compensation program for officers of the Company is competitive with the compensation programs provided by other corporations with which the Company competes for executive talent. The Committee believes that any bonuses paid will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the attainment of objectives of the officers and of the Company.

         Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. The Committee has considered these new requirements and believes that the Company's 1994 Stock Option Plan meets the requirement that it be "performance based" and, therefore, exempt from the limitations on deductibility. Historically, the combined salaries and bonuses of the Company's officers have been well under the $1 million limit. The Committee's present intention is to comply with Section 162(m) unless the Committee feels that required changes would not be in the best interest of the Company or its shareholders.

                Compensation Committee of the Board of Directors

                               H. Stuart Campbell
                              Julius A. Vida, Ph.D.
                                    Kurt Mark
                            Justin P. Morreale, Esq.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

      The following graph compares the performance of the Company's Common Stock to the Nasdaq Stock Market Index (US Companies) and to the Index of Nasdaq Pharmaceutical Stocks since December 31, 1992. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1992 and that all dividends were reinvested.

                                    [GRAPH]

                   Biomatrix, Inc.     Nasdaq     Nasdaq Pharmaceutical
1992                   100.0            100.0             100.0
1993                    84.6            114.8              89.2
1994                    35.9            112.2              67.1
1995                   171.8            158.7             122.7
1996                   164.1            195.2             123.1
1997                   307.7            239.5             127.2

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such forms, the following persons made late filings with respect to transactions during the year ended December 31, 1997. Mr. Riggs filed two late reports reporting one transaction on each form, Mr. Woodhouse filed one late report reporting one transaction, Mr. Domareki filed one late report reporting one transaction, Ms. Beatrice Morales, an officer of the Company, filed one late report reporting one transaction, Mr. Richard Romasz, an officer of the Company, filed one late report reporting one transaction and Dr. Janet L. Denlinger filed one late report reporting one transaction.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Coopers and Lybrand L.L.P., independent certified public accountants, have been auditors of the Company since 1986 and have been selected as the Company's auditors for 1998.

      A representative of Coopers & Lybrand L.L.P. is expected to be present at the Meeting, will be afforded an opportunity to make a statement, if such representative desires to do so, and will be available to answer any appropriate questions.

                              SHAREHOLDER PROPOSALS

      The Board will make provision for presentation of proposals by shareholders at the 1999 annual meeting of shareholders (or special meeting in lieu thereof) provided such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the Securities and Exchange Commission. Such proposals must be received by the Company no later than January 29, 1999 to be considered for inclusion in the Company's proxy materials relating to that meeting.

                                  OTHER MATTERS

      The Board of the Company knows of no matter other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be properly presented.

      The accompanying proxy is solicited by and on behalf of the Board of the Company, whose notice of meeting is attached to this Proxy Statement. The entire cost of such solicitation will be borne by the Company.

      The Company has provided to all Shareholders from whom a proxy is solicited pursuant to this Proxy Statement, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. Additional requests for such report should be directed to Biomatrix, Inc., 65 Railroad Avenue, Ridgefield, New Jersey 07657, Attention: Anne Marie Fields, Director, Investor Relations.

      In addition to the use of the mails, proxies may be solicited by regular employees of the Company in person, by telephone, by courier or via facsimile. Additionally, the Company will request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

      Certain information contained in this Proxy Statement relating to the occupation and security holdings of the Directors and officers of the Company is based upon information received from the individual Directors and officers.

                                     GENERAL

      THE ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 ARE ENCLOSED HEREWITH. PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.

By Order of the Board of Directors,

/s/ ENDRE A. BALAZS

Endre A. Balazs, M.D.
Chief Executive Officer and
Chief Scientific Officer

Ridgefield, New Jersey
April 20, 1998

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


--------------------------------
     BIOMATRIX, INC.
--------------------------------


RECORD DATE SHARES:

                                                   ---------------------
    Please be sure to sign and date this proxy.     Date
------------------------------------------------------------------------






----Shareholder sign here----------------------Co-owner sign here-------

DETACH CARD                                                         DETACH CARD


1. Election of Directors.
                                          For All  With-    For All
       Endre A. Balazs M.D.               Nominees  hold    Except
           Kurt Mark
                                          [   ]    [   ]    [   ]

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.


2. At their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.


Mark box at right if an address change or comment has been
noted on the reverse side of this card                      [   ]

Mark box at right if you will attend the meeting.           [   ]


                                BIOMATRIX, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. The proxy materials discuss issues related to the management and operation of your Company that require your immediate attention and approval.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on May 29, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Biomatrix, Inc.

                                BIOMATRIX, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 1998

The undersigned hereby appoints Endre A. Balazs, M.D. and Rory B. Riggs, and each of them, as proxies, with full power of substitution, to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Biomatrix, Inc. to be held on May 29, 1998 at 10:00 a.m., local time, at the Corporate Headquarters of the Company, 65 Railroad Avenue, Ridgefield, New Jersey 07657, or any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

The shares represented by this proxy will be voted on Proposals 1 and 2 in accordance with the specifications made and FOR such proposals if there is no specification.

-------------------------------------------------------------------------------
               PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owner should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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